EXHIBIT 11.  COMPUTATION OF PER SHARE EARNINGS


The computation of earnings per share for the three and nine months ended September 30, 1997 and 1996 is as follows: (000's omitted except per share data)

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

                                                            Three Months Ended        Nine Months Ended
                                                               September 30              September 30
                                                                (unaudited)               (unaudited)
                                                             1997         1996        1997         1996
                                                          ----------------------    ----------------------
Primary
Net income                                                $  34,557    $  20,835    $  78,137    $  57,731
Add: Adjustments to net income
          net of tax, related to convertible debentures         137          303         (684)        (466)
     Adjustments to net income related
          to the stated and embedded dividends
          on the series B preferred stock                      (659)          --       (5,085)          --
                                                          ---------    ---------    ---------    ---------
     Adjusted net income                                  $  34,035    $  21,138    $  72,368    $  57,265
                                                          =========    =========    =========    =========

Average common shares outstanding                            36,973       32,860       34,992       31,681
Dilutive common equivalent shares
issuable upon the exercise of
     options currently outstanding to
     purchase common shares                                   2,215        1,021        1,511        1,169
Preferred stock                                               2,000           --        2,000           --
Conversion of debentures                                      1,900        1,472        1,900        1,472
                                                          ---------    ---------    ---------    ---------
                                                             43,088       35,353       40,403       34,322
                                                          =========    =========    =========    =========
Earnings per share                                        $     .79    $     .60    $    1.79    $    1.67
                                                          =========    =========    =========    =========


Fully Diluted

Net income                                                $  34,557    $  20,835    $  78,137    $  57,731
Add:   Adjustments to net income
         net of tax, related to
         convertible debentures                               2,017        3,126        4,972        7,415
       Adjustments to net income related
         to the stated and embedded dividends
         on the series B preferred stock                       (659)          --       (5,085)          --
                                                          ---------    ---------    ---------    ---------
     Adjusted net income                                  $  35,915    $  23,961    $  78,024    $  65,146
                                                          =========    =========    =========    =========

Average common shares outstanding                            36,973       32,860       34,992       31,681
Dilutive common equivalent shares
     issuable upon the exercise of options
     currently outstanding to purchase
     common shares                                            2,871        1,021        2,772        1,181
Preferred stock                                               2,000           --        2,000           --
Conversion of debentures                                      7,100        6,684        7,100        6,684
                                                          ---------    ---------    ---------    ---------
                                                             48,944       40,565       46,864       39,546
                                                          =========    =========    =========    =========
Earnings per share                                        $     .73    $     .59    $    1.66    $    1.65
                                                          =========    =========    =========    =========
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